Investor Contact:                         Media Contact:
Lindsey Opsahl                        Leslie Wojcik
SEI                                SEI
+1 610-676-4052                        +1 610-676-4191
lopsahl@seic.com                        lwojcik@seic.com
Pages:        8

FOR IMMEDIATE RELEASE

SEI Reports Fourth-Quarter 2021 Financial Results

OAKS, Pa., Jan. 26, 2022 – SEI Investments Company (NASDAQ:SEIC) today announced financial results for the fourth-quarter 2021. Diluted earnings per share were $1.03 in fourth-quarter 2021 compared to $0.86 in fourth-quarter 2020.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended Dec. 31,			For the Twelve Months Ended Dec. 31,
	2021	2020	%	2021	2020	%

Revenues	$501,650	$443,723	13%	$1,918,309	$1,684,058	14%
Net income	145,300	125,882	15%	546,593	447,286	22%
Diluted earnings per share	$1.03	$0.86	20%	$3.81	$3.00	27%

“Our record financial results for 2021 reflect continued sales momentum, success in delivering our solutions to our markets, and positive capital markets. We’ve made significant progress in executing against our growth strategy,” said Alfred P. West, Jr., SEI Chairman and CEO.
“We believe our recent acquisitions enhance our capabilities, expand our competitive market presence, and enhance our growth opportunities in our markets. We also continued our research and development investments that have advanced our technology and new business initiatives. At the core of our long-term success is a talented, dedicated workforce and tremendous leadership across SEI globally.
“As we continue to connect our markets to their future potential through our technology and investment solutions, we are well-positioned to continue seizing growth opportunities that will lead to increased shareholder value.”

Summary of Fourth-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended Dec. 31,			For the Twelve Months Ended Dec. 31,
	2021	2020	%	2021	2020	%
Private Banks:
Revenues	$129,268	$119,654	8%	$493,570	$455,393	8%
Expenses	117,739	115,039	2%	462,796	446,481	4%
Operating Profit	11,529	4,615	150%	30,774	8,912	245%
Operating Margin	9%	4%		6%	2%

Investment Advisors:
Revenues	125,491	108,346	16%	482,949	407,564	18%
Expenses	64,067	51,813	24%	240,334	205,913	17%
Operating Profit	61,424	56,533	9%	242,615	201,651	20%
Operating Margin	49%	52%		50%	49%

Institutional Investors:
Revenues	87,848	82,318	7%	343,805	317,627	8%
Expenses	45,374	36,893	23%	168,070	149,909	12%
Operating Profit	42,474	45,425	(6)%	175,735	167,718	5%
Operating Margin	48%	55%		51%	53%

Investment Managers:
Revenues	154,518	129,647	19%	581,157	489,462	19%
Expenses	91,046	80,204	14%	348,655	308,999	13%
Operating Profit	63,472	49,443	28%	232,502	180,463	29%
Operating Margin	41%	38%		40%	37%

Investments in New Businesses:
Revenues	4,525	3,758	20%	16,828	14,012	20%
Expenses	13,364	15,180	(12)%	53,219	52,871	1%
Operating Loss	(8,839)	(11,422)	NM	(36,391)	(38,859)	NM

Totals:
Revenues	$501,650	$443,723	13%	$1,918,309	$1,684,058	14%
Expenses	331,590	299,129	11%	1,273,074	1,164,173	9%
Corporate Overhead Expenses	26,662	20,584	30%	91,854	73,998	24%
Income from Operations	$143,398	$124,010	16%	$553,381	$445,887	24%

Fourth-Quarter Business Highlights:
•Revenues from Asset management, administration, and distribution fees increased from higher assets under management and administration due to market appreciation and positive cash flows from new and existing clients.
•Revenues in the Private Banks segment include $6.8 million from early termination fees from an existing investment processing client.
•Our average assets under administration increased $104.6 billion, or 13%, to $884.3 billion in the fourth-quarter 2021, as compared to $779.7 billion during the fourth-quarter 2020 (see attached Average Asset Balances schedules for further details).
•Our average assets under management, excluding LSV, increased $40.6 billion, or 16%, to $301.0 billion in the fourth-quarter 2021, as compared to $260.4 billion during the fourth-quarter 2020 (see attached Average Asset Balances schedules for further details).
•Net sales events in the Private Banks and Investment Managers segments during fourth-quarter 2021 were $31.3 million and are expected to generate net annualized recurring revenues of approximately $22.1 million when contract values are completely realized. For the year ended 2021, net sales events were $81.4 million and are expected to generate net annualized recurring revenues of approximately $60.1 million when contract values are completely realized.
•Net sales events in asset management-related businesses of the Investment Advisors and Institutional Investors segments and the Asset Management Distribution (AMD) business in the Private Banks segment during fourth-quarter 2021 were $4.5 million. For the year ended 2021, net sales events were flat primarily due to net losses in the legacy Institutional Investors client base which offset new business growth in the Investment Advisors segment.
•The increase in operational expenses was primarily due to increased direct costs related to increased revenues, as well as increased personnel costs due to business growth and competitive labor markets.
•We acquired Novus Partners (Novus), a global portfolio intelligence platform company, in November 2021. The results of operations of Novus are included in the Institutional Investors segment. The segment's fourth-quarter 2021 results were negatively impacted by approximately $868 thousand from the acquisition.
•Earnings from LSV increased by $3.6 million, or 11%, to $34.2 million in fourth-quarter 2021 as compared to $30.6 million in fourth-quarter 2020. The increase in earnings was primarily due to higher assets under management from market appreciation. Negative cash flows from existing clients and client losses partially offset the increase in earnings from LSV.
•Stock-based compensation expense in fourth-quarter 2021 increased $3.7 million as compared to fourth-quarter 2020 due to equity awards in late 2020, net of forfeitures, and from a change in estimate of the timing of when stock-option vesting targets would be achieved. We expect stock-based compensation expense during 2022 to be approximately $46.3 million as compared to $41.5 million during 2021 as a result of new options granted in fourth-quarter 2021 net of awards granted in the prior year.
•We capitalized $6.6 million of software development costs in fourth-quarter 2021 for continued enhancements to the SEI Wealth PlatformSM (SWP). Amortization expense related to SWP was $13.4 million in fourth-quarter 2021.
•Our effective tax rates were 18.3% in fourth-quarter 2021 and 19.6% in fourth-quarter 2020. The decrease in the effective tax rate was primarily due to increased tax benefits associated with a higher volume of stock option exercises.
•We repurchased 1.5 million shares of our common stock for $95.5 million during the fourth-quarter 2021 at an average price of $62.44 per share. For the year ended 2021, we repurchased 6.7 million shares of our common stock for $411.5 million at an average price of $61.00 per share.
•Cash flow from operations was $149.2 million, or $1.06 per share, and free cash flow was $138.7 million during the fourth-quarter 2021.

Earnings Conference Call
A conference call to review earnings is scheduled for 4:30 p.m. Eastern time on Jan. 26, 2022. Investors may listen to the call at seic.com/ir-events. Investors may also listen to a replay by telephone at (USA) 866-207-1041; (International) 402-970-0847; Access Code: 1785544.

About SEI®
SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future. As of Dec. 31, 2021, SEI manages, advises, or administers approximately $1.3 trillion in assets. For more information, visit seic.com.

This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "expect," "believe" and "continue" or "appear." Our forward-looking statements include our current expectations as to:
•revenue that we believe will be generated by sales events that occurred during the quarter and the timing of the realization of such revenue, if any,
•whether we will have sales momentum,
•the effect of our acquisitions on our capabilities, competitive position and growth opportunities,
•our strategic priorities and commitments and the degree to which we will execute on them, and
•the degree to which we are well-positioned to seize growth opportunities that will lead to increased shareholder value.
We anticipate that we may deliver forward-looking statements during today’s earnings call that include our current expectations as to the matters in this release and set forth above as well as:
•the timing and success of client migrations, implementations and conversions,
•our ability to expand our relationships and revenue opportunities with new and existing clients,
•whether we will be able to take advantage of increasing sales demand,
•the timing of and our ability to integrate acquisition targets and the potential benefits we may derive from any of our acquisitions,
•the degree to which M&A activity in the industries in which we compete will affect our sales,
•the degree to which our technology is being adopted across both our existing client base and new clients,
•our ability to leverage our technologies and scale our businesses,
•the degree to which one-time and transaction-based revenues during the quarter will be repeated,
•revenue that we believe will be generated by sales events that occurred during the quarter or when our unfunded backlog may fund, if at all,
•the strategic initiatives and business segments that we will pursue and those in which we will invest,
•the degree to which our One SEISM strategy will allow us to increase our growth opportunities,
•the competition for and cost of talent and the effect of these factors on our business,
•the amount of recurring sales we will generate,
•the strength of our backlog and pipelines,
•the level of demand for our products and services,
•the degree to which the global COVID-19 pandemic is affecting our business,
•the momentum we may have with respect to our businesses and sales,
•the elements of our long-term success,
•the degree to which our business will be successful and what parties will be the beneficiaries of any such success,
•the headwinds we will face and our strategies for how we may respond to these headwinds,
•the margins that our businesses may generate,
•the investments we may make in our technologies and personnel,
•how we will manage our expenses and the degree to which our forecasted expenses will decline, increase or normalize,
•when we integrate purchased assets into and develop additional capabilities for the SEI Wealth Platform and the timing of our ability to offer additional services to clients,
•the organic and inorganic opportunities that will drive our growth,
•our ability to build upon our fourth quarter results, and
•the success and benefits of our strategic investments.
You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended Dec. 31, 2020, filed with the Securities and Exchange Commission.
# # #

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended Dec. 31,		For the Twelve Months Ended Dec. 31,
	2021	2020	2021	2020

Asset management, admin. and distribution fees	$403,565	$353,610	$1,547,016	$1,345,649
Information processing and software servicing fees	98,085	90,113	371,293	338,409

Total revenues	501,650	443,723	1,918,309	1,684,058

Subadvisory, distribution and other asset mgmt. costs	56,458	46,973	218,068	181,618
Software royalties and other information processing costs	7,198	7,109	27,759	28,937
Compensation, benefits and other personnel	155,309	135,902	584,497	527,509
Stock-based compensation	10,278	6,556	41,451	27,014
Consulting, outsourcing and professional fees	57,543	59,566	223,200	227,916
Data processing and computer related	27,814	24,681	107,560	96,328
Facilities, supplies and other costs	19,909	17,467	69,760	64,915
Amortization	15,403	13,558	59,152	52,975
Depreciation	8,340	7,901	33,481	30,959

Total expenses	358,252	319,713	1,364,928	1,238,171

Income from operations	143,398	124,010	553,381	445,887

Net (loss) gain on investments	(500)	1,024	(366)	(286)
Interest and dividend income	934	986	3,649	6,568
Interest expense	(209)	(153)	(563)	(609)
Equity in earnings of unconsolidated affiliate	34,152	30,646	137,572	117,134

Income before income taxes	177,775	156,513	693,673	568,694

Income taxes	32,475	30,631	147,080	121,408

Net income	$145,300	$125,882	$546,593	$447,286

Basic earnings per common share	$1.04	$0.87	$3.87	$3.05

Shares used to calculate basic earnings per share	139,080	144,077	141,216	146,709

Diluted earnings per common share	$1.03	$0.86	$3.81	$3.00

Shares used to calculate diluted earnings per share	141,305	146,140	143,312	149,003

Dividends declared per common share	$0.40	$0.37	$0.77	$0.72

SEI INVESTMENTS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 31,	Dec. 31,
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$825,210	$784,626
Restricted cash	351	3,101
Receivables from investment products	59,036	55,271
Receivables, net of allowance for doubtful accounts of $1,602 and $1,100	441,609	385,219
Securities owned	28,267	34,064
Other current assets	43,559	38,696
Total Current Assets	1,398,032	1,300,977

Property and Equipment, net of accumulated depreciation of $409,248 and $378,639	178,869	189,052
Operating Lease Right-of-Use Assets	33,614	38,397
Capitalized Software, net of accumulated amortization of $545,307 and $491,739	243,446	270,977
Available for Sale and Equity Securities	129,541	105,419
Investments in Affiliated Funds, at fair value	6,916	6,166
Investment in Unconsolidated Affiliate	107,918	98,433
Goodwill and Intangible Assets, net	186,014	88,793
Deferred Contract Costs	36,236	33,781
Deferred Income Taxes	8,809	2,972
Other Assets, net	24,936	32,289
Total Assets	$2,354,331	$2,167,256

Liabilities and Equity
Current Liabilities:
Accounts payable	$10,312	$7,766
Accrued liabilities	318,185	299,845
Current portion of long-term operating lease liabilities	11,328	8,579
Deferred revenue	9,721	1,085
Total Current Liabilities	349,546	317,275

Borrowings Under Revolving Credit Facility	40,000	—
Long-term Income Taxes Payable	803	803
Deferred Income Taxes	54,702	55,159
Long-term Operating Lease Liabilities	27,639	34,058
Other Long-term Liabilities	20,878	20,054
Total Liabilities	493,568	427,349

Shareholders' Equity:
Common stock, $0.01 par value, 750,000 shares authorized; 138,449 and 143,396 shares issued and outstanding	1,384	1,434
Capital in excess of par value	1,246,608	1,190,001
Retained earnings	632,614	565,270
Accumulated other comprehensive loss, net	(19,843)	(16,798)
Total Shareholders' Equity	1,860,763	1,739,907
Total Liabilities and Shareholders' Equity	$2,354,331	$2,167,256

ENDING ASSET BALANCES
(In millions) (Unaudited)

	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,
	2020	2021	2021	2021	2021
Private Banks:
Equity and fixed-income programs	$25,498	$25,098	$26,264	$25,618	$26,281
Collective trust fund programs	6	7	7	6	6
Liquidity funds	3,778	3,793	3,654	3,988	4,724
Total assets under management	$29,282	$28,898	$29,925	$29,612	$31,011
Client assets under administration	26,346	4,379	4,412	4,675	4,481
Total assets	$55,628	$33,277	$34,337	$34,287	$35,492

Investment Advisors:
Equity and fixed-income programs	$71,248	$73,819	$78,053	$78,560	$81,686
Liquidity funds	3,832	3,584	3,550	3,477	4,317
Total Platform assets under management	$75,080	$77,403	$81,603	$82,037	$86,003
Platform-only assets (E)	11,862	12,538	13,566	13,728	14,564
Total Platform assets (E)	$86,942	$89,941	$95,169	$95,765	$100,567

Institutional Investors:
Equity and fixed-income programs	$90,869	$92,040	$93,010	$89,441	$91,719
Collective trust fund programs	98	95	5	5	5
Liquidity funds	2,128	2,909	2,516	2,599	2,118
Total assets under management	$93,095	$95,044	$95,531	$92,045	$93,842
Client assets under advisement	4,063	4,333	4,566	4,698	4,857
Total assets	$97,158	$99,377	$100,097	$96,743	$98,699

Investment Managers:
Collective trust fund programs	$75,214	$78,304	$87,012	$87,488	$92,549
Liquidity funds	424	449	473	568	423
Total assets under management	$75,638	$78,753	$87,485	$88,056	$92,972
Client assets under administration (A)	760,397	831,819	875,942	861,605	907,377
Total assets	$836,035	$910,572	$963,427	$949,661	$1,000,349

Investments in New Businesses:
Equity and fixed-income programs	$1,711	$1,777	$1,924	$1,964	$2,096
Liquidity funds	162	289	191	202	240
Total assets under management	$1,873	$2,066	$2,115	$2,166	$2,336
Client assets under administration	1,299	1,355	1,422	1,378	1,410
Total assets	$3,172	$3,421	$3,537	$3,544	$3,746

LSV Asset Management:
Equity and fixed-income programs (B)	$93,692	$101,565	$102,404	$97,604	$98,984

Total:
Equity and fixed-income programs (C)	$283,018	$294,299	$301,655	$293,187	$300,766
Collective trust fund programs	75,318	78,406	87,024	87,499	92,560
Liquidity funds	10,324	11,024	10,384	10,834	11,822
Total assets under management	$368,660	$383,729	$399,063	$391,520	$405,148
Client assets under advisement	5,362	5,688	5,988	6,076	6,267
Client assets under administration (D)	786,743	836,198	880,354	866,280	911,858
Platform-only assets	11,862	12,538	13,566	13,728	14,564
Total assets	$1,172,627	$1,238,153	$1,298,971	$1,277,604	$1,337,837
(A)Client assets under administration in the Investment Managers segment include $12.4 billion of assets that are at fee levels below our normal full-service assets (as of Dec. 31, 2021).
(B)Equity and fixed-income programs include $2.4 billion of assets managed by LSV in which fees are based on performance only (as of Dec. 31, 2021).
(C)Equity and fixed-income programs include $7.9 billion of assets invested in various asset allocation funds at Dec. 31, 2021.
(D)In addition to the numbers presented, SEI also administers an additional $14.4 billion in Funds of Funds assets (as of
Dec. 31, 2021 on which SEI does not earn an administration fee.
(E)    Platform assets under management and Platform-only assets combined are total Platform assets in the Investment Advisors segment.

AVERAGE ASSET BALANCES
(In millions) (Unaudited)

	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2020	2021	2021	2021	2021
Private Banks:
Equity and fixed-income programs	$24,284	$25,139	$26,056	$26,232	$25,999
Collective trust fund programs	6	6	7	6	6
Liquidity funds	3,712	3,876	3,833	3,916	4,452
Total assets under management	$28,002	$29,021	$29,896	$30,154	$30,457
Client assets under administration	25,368	4,317	4,405	4,476	4,607
Total assets	$53,370	$33,338	$34,301	$34,630	$35,064

Investment Advisors:
Equity and fixed-income programs	$68,398	$73,240	$76,840	$79,602	$80,703
Liquidity funds	3,788	3,619	3,370	3,403	3,644
Total Platform assets under management	$72,186	$76,859	$80,210	$83,005	$84,347
Platform-only assets (E)	11,214	12,206	13,292	13,863	14,341
Total Platform assets (E)	$83,400	$89,065	$93,502	$96,868	$98,688

Institutional Investors:
Equity and fixed-income programs	$86,277	$91,349	$93,458	$91,965	$90,557
Collective trust fund programs	102	96	68	5	5
Liquidity funds	2,271	2,621	2,681	2,742	2,391
Total assets under management	$88,650	$94,066	$96,207	$94,712	$92,953
Client assets under advisement	3,746	4,146	4,516	4,658	4,812
Total assets	$92,396	$98,212	$100,723	$99,370	$97,765

Investment Managers:
Collective trust fund programs	$69,349	$78,035	$84,553	$89,441	$90,457
Liquidity funds	411	490	469	532	491
Total assets under management	$69,760	$78,525	$85,022	$89,973	$90,948
Client assets under administration (A)	754,350	817,330	853,810	851,183	879,718
Total assets	$824,110	$895,855	$938,832	$941,156	$970,666

Investments in New Businesses:
Equity and fixed-income programs	$1,634	$1,743	$1,870	$1,958	$2,053
Liquidity funds	165	169	236	205	197
Total assets under management	$1,799	$1,912	$2,106	$2,163	$2,250
Client assets under advisement	1,218	1,327	1,406	1,423	1,423
Total assets	$3,017	$3,239	$3,512	$3,586	$3,673

LSV Asset Management:
Equity and fixed-income programs (B)	$88,182	$97,476	$103,583	$99,924	$97,381

Total:
Equity and fixed-income programs (C)	$268,775	$288,947	$301,807	$299,681	$296,693
Collective trust fund programs	69,457	78,137	84,628	89,452	90,468
Liquidity funds	10,347	10,775	10,589	10,798	11,175
Total assets under management	$348,579	$377,859	$397,024	$399,931	$398,336
Client assets under advisement	4,964	5,473	5,922	6,081	6,235
Client assets under administration (D)	779,718	821,647	858,215	855,659	884,325
Platform-only assets	11,214	12,206	13,292	13,863	14,341
Total assets	$1,144,475	$1,217,185	$1,274,453	$1,275,534	$1,303,237
(A)    Average client assets under administration in the Investment Managers segment during fourth-quarter 2021 include $12.3 billion that are at fee levels below our normal full-service assets.
(B)    Equity and fixed-income programs include $2.3 billion of average assets managed by LSV in which fees are based on performance only during fourth-quarter 2021.
(C)    Equity and fixed-income programs include $7.9 billion of average assets invested in various asset allocation funds during fourth-quarter 2021.
(D)    In addition to the numbers presented, SEI also administers an additional $14.0 billion of average assets in Funds of Funds assets during fourth-quarter 2021 on which SEI does not earn an administration fee.
(E)    Platform assets under management and Platform-only assets combined are total Platform assets in the Investment Advisors segment.